Exhibit 3.13

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

HIGHMOUNT EXPLORATION & PRODUCTION ALABAMA LLC

Pursuant to Section 18-208 of the Delaware Limited Liability Company Act, the undersigned desires to amend and restate the original Certificate of Formation of HighMount Exploration & Production Alabama LLC filed with the Delaware Secretary of State on July 16, 2007, and for that purpose does hereby certify as follows:

1.          The name of the limited liability company is Walter Exploration & Production LLC (the “Company”).

2.          The registered office of the Company in the State of Delaware is located at the Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 28th day of May, 2010.

By:	/s/ Catherine C. Bona
Name:	Catherine C. Bona
Title:	Authorized Person

CERTIFICATE OF FORMATION

OF

HIGHMOUNT EXPLORATION & PRODUCTION ALABAMA LLC

This Certificate of Formation, dated July 16, 2007, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act

1. Name.  The name of the limited liability company is HighMount Exploration & Production Alabama LLC,

2. Registered Office: Registered Agent.  The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808-1645

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808-1645

EXECUTED, as of the date written first above.

HighMount Exploration & Production Alabama LLC

By:	/s/ Nathan Williams
Nathan Williams
Authorized Person